2006 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated Effective September 8, 2016)

1.	Establishment of Plan.
Leidos Holdings, Inc. (the “Company”) proposes to grant options for purchase of the Company’s Common Stock as determined by the Committee to eligible Employees of the Company and its Participating Subsidiaries pursuant to this 2006 Employee Stock Purchase Plan (this “Plan”). This Plan is an omnibus document which includes a Section 423 Plan Component designed to qualify as an “employee stock purchase plan” under Section 423 of the Code, although the Company makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the grant of options under a Non-423 Plan Component pursuant to rules, procedures or sub-plans adopted by the Board (or its designate). To the extent that the Company grants options to Employees of its Affiliates under this Plan, such grants shall be made only under the Non-423 Plan Component.
The Section 423 Plan Component shall be a separate and independent plan from the Non-423 Plan Component, provided, however, that the total number of Shares authorized to be issued under the Plan applies in the aggregate to both the Section 423 Plan Component and the Non-423 Plan Component. Offerings under the Non-423 Plan Component may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions. In the event of a conflict between the terms of the Non-423 Plan Component and the terms of this Plan, then with the exception of Sections 3, 11(c), 15 and 25 with respect to the total number of Shares available to be offered under the Plan for all sub-plans, the terms of the Non-423 Plan Component will control. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to both the Section 423 Plan Component and the Non-423 Plan Component.
All eligible Employees shall have equal rights and privileges with respect to this Plan so that the Section 423 Plan Component qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5). Participants participating in the Non-423 Plan Component by means of rules, procedures or sub-plans adopted pursuant to Section 20 need not have the same rights and privileges as participants participating in the Section 423 Plan Component.
The purpose of this Plan is to provide eligible Employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to align the interests of such Employees with those of the Company’s stockholders, and to provide an incentive for continued employment.

2.	Definitions.
Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition, this Plan uses the following defined terms:
“Affiliate” means any entity other than a Subsidiary in which the Company has a controlling interest and which is not a “subsidiary corporation” as defined in Section 424(f) of the Code.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means a management, administrative or other committee of the Company as established by the Board or committee of the Board.
“Common Stock” means the common stock of the Company, par value $0.0001 per share.
“Company” means Leidos Holdings, Inc., a Delaware corporation.
“Compensation” means the definition of Compensation established by the Committee, which definition shall comply with Treasury Regulation Section 1.423-2(f).
“Employee” means any individual who is an employee of the Company or a Participating Subsidiary. Whether an individual qualifies as an Employee shall be determined by the Committee, in its sole discretion. The Committee shall be guided by the provisions of Treasury Regulation Section 1.423-2(e) and Section 3401(c) of the Code and the Treasury Regulations thereunder as to Employees in the United States, with the intent that the Plan cover all “employees” within the meaning of those provisions other than those who are not eligible to participate in the Plan, provided, however, that any determinations regarding whether an individual is an “Employee” shall be prospective only, unless otherwise determined by the Committee. Unless the Committee makes a contrary determination, the Employees of the Company shall, for all purposes of this Plan, be those individuals who are employees of the Company or a Participating Subsidiary for regular payroll purposes or are on a leave of absence for not more than 90 days. Any inquiries regarding eligibility to participate in the Plan shall be directed to the Committee, whose decision shall be final.
“Fair Market Value” means the value of a Share as determined as follows. If the Shares are listed on any established stock exchange or quoted on a national market system, including, without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a Share as quoted on such exchange or system on the day before the date for which the value is being determined (or if no sales were reported, the closing price on the trading date immediately preceding such date), as reported by The Wall Street Journal. In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.
“Maximum Share Amount” means a maximum number of Shares which may be purchased by any Employee at any single Purchase Date. Prior to the commencement of any Offering Period or prior to such time period as specified by the Committee, the Committee may, in its sole discretion, set a Maximum Share Amount. If the Committee does not set a Maximum Share Amount, the Maximum Share Amount shall be 1,000 Shares. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.
“Non-423 Plan Component” means a component of this Plan which does not qualify under Section 423 of the Code.
“Notice Period” means the period within two (2) years from the Offering Date relating to the applicable Shares or one (1) year from the Purchase Date on which the applicable Shares were purchased.
“Offering Date” means the first business day of each Offering Period.
“Offering Period” means a period commencing and ending on those dates determined by the Committee. The Offering Periods of this Plan may be up to twenty-four (24) months in duration and may consist of up to eight (8) Purchase Periods during which payroll deductions of the participants are accumulated under this Plan. However, unless and until determined otherwise by the Committee, each Offering Period shall have a duration of three months and shall commence on April 1, July 1, October 1 or January 1 and each Offering Period shall have only one Purchase Period which shall run simultaneously with the Offering Period.
The duration and timing of Offering Periods may be changed pursuant to Section 6, Section 15 and Section 25 of this Plan, provided that no Offering Period shall exceed a period of twenty-four (24) months.
“Parent Corporation” shall have the same meaning as “parent corporation” in Section 424(e) of the Code.
“Participating Subsidiaries” means Leidos, Inc. and such Parent Corporations, Subsidiaries or Affiliates that the Board designates from time to time as corporations that shall participate in this Plan.
“Plan” means this 2006 Employee Stock Purchase Plan of the Company.
“Purchase Date” means the last business day of each Purchase Period.
“Purchase Period” means a period commencing and ending on those dates determined by the Committee. However, unless and until determined otherwise by the Committee, each Purchase Period shall have a duration of three (3) months and shall be coincident with an Offering Period. The duration and timing of Purchase Periods may be changed pursuant to Section 6, Section 15 and Section 25 of this Plan, provided that no Purchase Period shall exceed a period of six (6) months, other than the first purchase period commencing after adoption of this restatement.
“Reserves” means the number of Shares covered by each option under this Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under this Plan, but have not yet been placed under option.
“Section 423 Plan Component” means the component of the Plan designed to qualify as an “employee stock purchase plan” under Section 423 of the Code.
“Share” means a share of Common Stock.
“Subsidiary” shall have the same meaning as “subsidiary corporation” in Section 424(f) of the Code.

3.	Number of Shares.
The maximum number of Shares that will be offered under the Plan after September 8, 2016 through the remaining term of this Plan is 5,000,000 Shares, subject to adjustment as permitted under Section 15.

4.	Administration.
This Plan shall be administered by the Committee, including (a) prescribing, amending and rescinding rules and regulations relating to the Plan; (b) prescribing forms for carrying out the provisions and purposes of the Plan; (c) interpreting the Plan; and (d) making all other determinations deemed necessary or advisable for the administration of the Plan, including factual determinations. Subject to the provisions of this Plan, the Committee shall have all authority to (i) determine and change the percentage discount pursuant to Section 9, (ii) determine and change the Offering Periods and Offering Dates pursuant to Section 6, (iii) determine and change the purchase price for Shares pursuant to Section 9, (iv) prescribe minimum holding periods for the Shares issued under this Plan, and (v) prescribe, amend and rescind rules and regulations relating to this Plan. All decisions of the Committee shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.
In its rules and procedures for the administration of the Plan (including, without limitation, procedures covering any directions, elections, or other actions by Employees, and the delivery of statements and other disclosure materials to such individuals), the Committee may provide for the use of electronic communications and other media in a manner consistent with any applicable laws.

5.	Eligibility.
Any Employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period under this Plan except the following:
(a)    Employees who are not employed by the Company or a Participating Subsidiary prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;
(b)    Employees who, as a result of being granted an option under this Plan with respect to such Offering Period, would, together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or any Parent Corporation;
(c)    individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason, provided that this exclusion will not apply if such individuals are considered employees for purposes of Section 423 of the Code; and
(d)    Employees who reside in countries for whom such Employees’ participation in the Plan would result in a violation under any corporate or securities laws of such country of residence.
Individuals who are not Employees of the Company or a Participating Subsidiary shall not be eligible to participate in an Offering Period.

6.	Offering Dates.
The Committee shall have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.

7.	Participation in this Plan.
Eligible Employees may become participants in an Offering Period under this Plan on the Offering Date, after satisfying the eligibility requirements, by delivering a subscription agreement to the Company prior to such Offering Date, or such other time period as specified by the Committee. An eligible Employee who does not deliver a subscription agreement to the Company after becoming eligible to participate in an Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such Employee enrolls in this Plan by delivering a subscription agreement to the Company prior to such Offering Period, or such other time period as specified by the Committee. Once an Employee becomes a participant in an Offering Period by filing a subscription agreement, such Employee shall automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the Employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 12 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

8.	Grant of Option on Enrollment.
Enrollment by an eligible Employee in this Plan with respect to an Offering Period shall constitute the grant (as of the Offering Date) by the Company to such Employee of an option to purchase on the Purchase Date up to that number of Shares determined by a fraction, the numerator of which is the amount accumulated in such Employee’s payroll deduction account during such Purchase Period and the denominator of which is the purchase price per Share determined under Section 9, provided, however, that the number of Shares subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of Shares set by the Committee pursuant to Section 11(c) below with respect to the applicable Purchase Date, or (y) the maximum number of Shares which may be purchased pursuant to Section 11(b) below with respect to the applicable Purchase Date. Notwithstanding the foregoing, in the event of a change in generally accepted accounting principles which would adversely affect the accounting treatment applicable to any current Offering Period, the Committee may make such changes to the number of Shares purchased at the end of the Purchase Period or the purchase price paid as are allowable under generally accepted accounting principles and as it deems necessary in the sole discretion of the Committee to avoid or minimize adverse accounting consequences.

9.	Purchase Price.
The purchase price per Share at which a Share shall be sold in any Offering Period shall be as determined by the Committee but no less than eighty-five percent (85%) of the lesser of the Fair Market Value of the Shares on the Offering Date or the Fair Market Value of the Shares on the Purchase Date.

10.	Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.
(a)    The purchase price of the Shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s Compensation in one percent (1%) increments, not less than one percent (1%), nor greater than ten percent (10%), or such lower limit set by the Committee. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. If payroll deductions are not permitted in a jurisdiction, participants in that jurisdiction may contribute via check or pursuant to another method approved by the Committee.
(b)    A participant may increase or decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing after the Company’s receipt and processing of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period. The Committee shall have the authority to impose restrictions on the number of increases or decreases a participant may make within an Offering Period as set forth in this Subsection (b).
(c)    All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions, unless required by local law. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, unless required by local law.
(d)    On each Purchase Date, for so long as this Plan remains in effect, and provided that the participant has not submitted a signed and completed withdrawal form before that date, which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant, as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole and fractional Shares reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per Share shall be as specified in Section 9 of this Plan. In the event that this Plan has been oversubscribed, all funds not used to purchase Shares on the Purchase Date shall be returned to the participant, without interest. No Share shall be purchased on a Purchase Date on behalf of any Employee whose participation in this Plan has terminated prior to such Purchase Date.
(e)    As soon as practicable after the Purchase Date, the Company shall issue Shares for the participant’s benefit representing the Shares purchased upon exercise of his or her option.
(f)    During a participant’s lifetime, his or her option to purchase Shares hereunder is exercisable only by him or her. The participant shall have no interest or voting rights in Shares covered by his or her option until such option has been exercised and Shares have been issued to the participant.
(g)    Payroll deductions shall be suspended for any participant as required under the Code and the terms of any Code section 401(k) plan upon a participant’s receipt of a hardship withdrawal under such a plan.

11.	Limitations on Shares to be Purchased.
(a)    No participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the Employee participates in this Plan. The Company shall have the authority to take all necessary action, including but not limited to, suspending the payroll deductions of any participant, in order to ensure compliance with this Section.
(b)    No participant shall be entitled to purchase more than the Maximum Share Amount on any single Purchase Date.
(c)    If the number of Shares to be purchased on a Purchase Date by all Employees participating in this Plan exceeds the number of Shares then available for issuance under this Plan, then the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of Shares to be purchased under a participant’s option to each participant affected.
(d)    Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest unless required by local law.

12.	Withdrawal.
(a)    Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.
(b)    Upon withdrawal from this Plan prior to the deadline established by the Committee, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 7 above for initial participation in this Plan.

13.	Termination of Employment.
Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible Employee of the Company or of a Participating Subsidiary, shall immediately terminate his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account shall be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 13, an Employee shall not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board or Committee, provided, however that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. Whether and when employment is deemed terminated for purposes of this Plan shall be determined by the Committee in its sole discretion and may be determined without regard to statutory notice periods or other periods following termination of active employment.

14.	Return of Payroll Deductions.
In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise prior to the withdrawal deadline established by the Committee, or in the event this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan, unless required by local law. In the event a participant dies with payroll deductions having been accumulated to purchase Shares at the next Purchase Date, and the Committee receives notice of such death prior to the withdrawal deadline established by the Committee, the Company shall deliver to the estate of the participant all payroll deductions credited to such participant’s account.

15.	Capital Changes.
Subject to any required action by the stockholders of the Company, the Reserves, as well as the price per Share covered by each option under this Plan which has not yet been exercised, and limits on the number of Shares that may be purchased by an Employee, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split or the payment of a stock dividend (but only on the Shares), any other increase or decrease in the number of issued and outstanding Shares effected without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Company’s present Shares, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.
In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase Shares under this Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company, or (iv) the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding shares of the Company by tender offer or similar transaction, the Plan shall continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and Shares shall be purchased based on the Fair Market Value of the surviving corporation’s stock on each Purchase Date, unless otherwise provided by the Committee.
The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, and limits on the number of Shares that may be purchased by an Employee, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Shares, or in the event of the Company being consolidated with or merged into any other corporation.

16.	Nonassignability.
Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

17.	Reports.
Individual accounts shall be maintained for each participant in this Plan. Each participant shall receive, as soon as practicable after the end of each Purchase Period, a report in written or electronic form of his or her account setting forth the total payroll deductions accumulated, the number of Shares purchased, and the per Share price thereof.

18.	Notice of Disposition.
Each participant shall notify the Company in writing if the participant disposes of any of the Shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

19.	No Rights to Continued Employment.
(a)    An Employee’s employment with the Company or a Subsidiary is not for any specified term and may be terminated by such Employee or by the Company or a Subsidiary at any time, for any reason, with or without cause and with or without notice. Nothing in this Plan or any covenant of good faith and fair dealing that may be found implicit in this Plan shall (i) confer upon any Employee any right to continue in the employ of, or affiliation with, the Company or a Subsidiary; (ii) constitute any promise or commitment by the Company or a Subsidiary regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Plan unless such right or benefit has specifically accrued under the terms of this Plan; or (iv) deprive the Company of the right to terminate the Employee at will.
(b)    The right to continue participation in this Plan is conditioned on a participant’s continuing as an Employee at the will of the Company or a Subsidiary and the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses at any time or from time to time, as it deems appropriate (a “reorganization”). Such a reorganization could result in the termination of a participant’s relationship as an Employee or the termination of the participant’s employer’s status as a Participating Subsidiary and the loss of benefits available to the participant under this Plan.

20.	Additional Provisions to Comply with Local Law.
The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable laws of state and local domestic United States and non-United States jurisdictions. The Committee shall establish such sub-plans by adopting supplements to this Plan containing such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. To the extent inconsistent with the requirements of Code Section 423, such sub-plans and/or supplements shall be considered part of the Non-423 Plan Component, and the options granted thereunder shall not be considered to comply with Code Section 423. All supplements adopted by the Committee shall be deemed to be part of the Plan and the Company shall not be required to provide copies of any supplement to participants in any jurisdiction that is not the subject of such supplement.

21.	Notices.
All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.	Term; Stockholder Approval.
The restatement of this Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date the restatement of this Plan is adopted by the Board. No purchase of Shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the Shares available for issuance under this Plan, or (c) ten (10) years from the approval of the restatement of this Plan by the stockholders.

23.	Conditions Upon Issuance of Shares; Limitation on Sale of Shares.
Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24.	Applicable Law.
The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25.	Amendment or Termination.
The Board may at any time amend or terminate this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 22 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 22) if such amendment would:
(a)    increase the number of Shares that may be issued under this Plan; or
(b)    change the designation of the employees (or class of employees) eligible for participation in this Plan.
Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, including changes with respect to current Offering Periods or Purchase Periods, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

26.	Tax Obligations.
To the extent any (i) grant of an option to purchase Shares, (ii) purchase of Shares, or (iii) disposition of Shares purchased under the Plan gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction) the Committee may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an Employee’s current compensation, cash payments to the Company or another Participating Subsidiary by an Employee, or a sale of a portion of the stock purchased under the Plan, which sale may be required and initiated by the Company.